UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2017

LEAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11311	13-3386776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI	48033
(Address of principal executive offices)	(Zip Code)

(248) 447-1500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(e) of the Exchange Act  ☐

Section 5 - Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 18, 2017, Lear Corporation (“Lear”) held its annual meeting of stockholders. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders:

	Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
Election of directors
Richard H. Bott	55,824,678	32,172	62,055	3,691,223
Thomas P. Capo	55,753,863	102,458	62,584	3,691,223
Jonathan F. Foster	54,380,016	1,477,313	61,576	3,691,223
Mary Lou Jepsen	55,829,196	28,628	61,081	3,691,223
Kathleen A. Ligocki	55,822,480	34,769	61,656	3,691,223
Conrad L. Mallett, Jr.	55,191,582	708,479	18,844	3,691,223
Donald L. Runkle	55,812,447	43,652	62,806	3,691,223
Matthew J. Simoncini	55,823,598	33,279	62,028	3,691,223
Gregory C. Smith	55,824,871	31,816	62,218	3,691,223
Henry D.G. Wallace	55,527,761	372,582	18,562	3,691,223

Ratification of appointment of independent registered public accounting firm	58,686,233	830,786	93,109

Advisory approval of Lear Corporation’s executive compensation	53,982,647	1,768,729	167,529	3,691,223

	Shares Voted for 1-Year	Shares Voted for 2-Years	Shares Voted for 3-Years	Abstentions	Broker Non-Votes

Advisory approval of the frequency of the advisory vote on Lear Corporation’s executive compensation	48,507,829	32,857	7,348,645	29,574	3,691,223

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation

Date: May 22, 2017	By:	/s/ Jeffrey H. Vanneste
		Name:	Jeffrey H. Vanneste
		Title:	Senior Vice President and Chief Financial Officer

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